BUSINESS CONSIGNMENT AGREEMENT

(Summary)

School TV Co., Ltd. (“School TV”) and Investech Co., (“Investech”) enter into this Business Consignment Agreement (“Agreement”) as follows:

Business consignment

1.	Investech shall consign the support for business opening and management of RE/MAX service to School TV.
2.	School TV shall pay Investech following fees:
(1)	Opening fee JPY 2,000,000 (sales tax excluded)
(2)	Management fee JPY 560,500 per month (sales tax excluded)
3.	The term of the payment of the opening fee shall be fixed by mutual agreement. As for the management fee, School TV shall pay by 15th day of the following month by bank transfer. Transfer charge shall be owed to School TV. The management fee shall be owed from August 2017.
4.	If the following fees which Investeck shall pay to RE/MAX region is increase, School TV shall add 50% of increase to the management fee.
(1)	Brokerage office fee
(2)	Reserve for advertising
(3)	Agent fee

Business consignment fee

1.	Investech shall pay the business consignment fee according to the agreement with RE/MAX region. If commission for the agent exceed 20%, both parties shall confer.
(1)	Customer introduction by School TV 24% of the commission
(2)	Customer introduction by Investech’s agent 5% of the commission
2.	Investech shall pay above fees by 15th day of the following month by bank transfer. Transfer charge shall be owed to Investech.

Confidentiality Obligation

(Omission)

Handling of personal information

(Omission)

Termination

1.	Each party may terminate this Agreement if the other party violate this Agreement and cannot correct the improvement instruction.
2.	Each party may terminate this Agreement by following:
(1)	Bankrupt
(2)	Dissolution
(3)	Fund shortage
(4)	Other incidents significant

3.	In case of the termination in preceding paragraph, the party terminated cannot claim any compensation for damages.

Forfeiture of benefit of time - Elimination of Antisocial Forces

(Omission)

Mutual Consultation

If matters which are not covered by this Agreement or doubts about interpretation of terms or conditions arise, each party shall resolve by mutual consultation faithfully.

Governing Law

This Agreement shall be interpreted and governed in accordance with the laws of Japan.

Jurisdiction of Court

Jurisdiction of the court shall be Tokyo District Court or Tokyo Summary Court..

July 28, 2017

School TV Co., Ltd.

1-23-38, Esakacho, Suita-shi, Osaka, Japan

Tomoo Yoshida, President

/s/ Tomoo Yoshida

Investech Co.

2-9-12, Kypbashi, Chuo-ku, Tokyo, Japan

Toru Sasaki, President

/s/ Toru Sasaki